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                                                                     EXHIBIT 5.1

                      [THOMPSON & KNIGHT L.L.P. LETTERHEAD]

                                  July 2, 2002

Magnum Hunter Resources, Inc.
600 East Las Colinas Blvd.
Suite 1100
Irving, Texas  75039

Dear Sirs:

         We have acted as counsel for Magnum Hunter Resources, Inc., a Nevada corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange its 9.60% Senior Notes due 2012 to be registered under the Securities Act of 1933 (the "New Notes") for any and all of its outstanding 9.60% Senior Notes due 2012 (the "Old Notes"). The Old Notes are, and the New Notes will be, fully and unconditionally guaranteed (the "Subsidiary Guarantees," and together with the New Notes, the "Securities") on a joint and several basis by Magnum Hunter Production, Inc., Gruy Petroleum Management Company, Hunter Gas Gathering, Inc., Conmag Energy Corporation and Trapmar Properties, Inc., each of which is a Texas corporation, Pintail Energy, Inc., Prize Operating Company, PEC (Delaware), Inc., and Oklahoma Gas Processing, Inc., each of which is a Delaware corporation, and Prize Energy Resources, L.P., a Delaware limited partnership (collectively, the "Initial Subsidiary Guarantors"). The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture dated as of March 15, 2002 (the "Indenture"), among the Company, the Initial Subsidiary Guarantors and Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, as Trustee.

         In connection with such matters, we have examined the Indenture (including the Subsidiary Guarantees contained therein), the registration statement on Form S-4 filed by the Company and the Initial Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933 (the registration statement, as amended at the time it becomes effective, being referred to as the "Registration Statement") and such corporate or partnership records of the Company and the Initial Subsidiary Guarantors, certificates of officials of the Company, the Initial Subsidiary Guarantors and public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing, subject to the qualifications hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Securities proposed to be issued pursuant to the Exchange Offer have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Securities Act of 1933, and to compliance with any applicable state securities laws, when issued and delivered in accordance with the Exchange Offer and the Indenture, (i) the New Notes will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and the Subsidiary Guarantees

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Magnum Hunter Resources, Inc.
July 2, 2002
Page 2


contained therein, and (ii) the Subsidiary Guarantees will constitute valid and legally binding obligations of the Initial Subsidiary Guarantors.

         The opinions expressed above are limited by, subject to and based on the assumptions, limitations and qualifications set forth below:

                  (a) The validity and binding effect of the New Notes and the Subsidiary Guarantees may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and except as rights to indemnity and contribution under the Indenture (including the Subsidiary Guarantees contained therein) may be limited by applicable laws or policies underlying such laws.

                  (b) We express no opinion as to the enforceability of any provisions of the New Notes or the Indenture providing for (i) the waiver of a right of immunity, stay, extension, or usury laws, or (ii) any party's consent to jurisdiction or venue.

                  (c) This opinion is limited in all respects to the laws of the State of Texas, the federal laws of the United States, and, only as to the enforceability of the New Notes and the Guarantees, the laws of the State of New York.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

                               Respectfully submitted,


                               /s/ THOMPSON & KNIGHT LLP
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